Exhibit 10.1
FIRST AMENDMENT TO SECOND AMENDED AND RESTATED SUBSTITUTE GUARANTY AGREEMENT
THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED SUBSTITUTE GUARANTY AGREEMENT (this “Amendment”), dated as of July 24, 2019 is made and entered into by and among ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation (“Guarantor”), CITIBANK, N.A., a national banking association (together with its successors and/or assigns, “Buyer”), and for the purpose of acknowledging and agreeing to the provision set forth in Section 5 hereof, ACRC Lender C LLC, a Delaware limited liability company (“Seller”).
RECITALS
WHEREAS, Seller and Buyer entered into that certain Master Repurchase Agreement dated as of December 8, 2014, as amended by (1) that certain First Amendment to Master Repurchase Agreement and Guaranty, dated as of July 13, 2016, (2) that certain Second Amendment to Master Repurchase Agreement, dated as of July 13, 2016, (3) that certain Third Amendment to Master Repurchase Agreement, dated as of December 8, 2016, (4) that certain Fourth Amendment to Master Repurchase Agreement, dated as of December 10, 2018, and (5) that certain Amended and Restated Fourth Amendment to Master Repurchase Agreement, dated as of December 13, 2018 (the “Amended and Restated Fourth MRA Amendment”) (the foregoing collectively, as so amended and as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);
WHEREAS, in connection with the Amended and Restated Fourth MRA Amendment, Guarantor entered into that certain Second Amended and Restated Substitute Guaranty Agreement, dated as of December 13, 2018 (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the “Second Amended and Restated Substitute Guaranty”);
WHEREAS, all capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Guaranty; and
WHEREAS, Guarantor, Seller and Buyer desire to modify the Second Amended and Restated Substitute Guaranty as set forth herein.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by Guarantor, Guarantor and Buyer hereby agree as follows, and Seller acknowledges and agrees as to the provisions set forth in Section 5, in each case as of the date hereof:
Section 1.Modifications of Guaranty.

First Amendment to Second Amended and Restated Substitute Guaranty Agreement

(a)Sections 2.1, 2.2 and 2.3 of the Guaranty are hereby deleted in their entirety and replaced by the versions below:

2.1    Guaranteed Obligations. Subject to Sections 2.2, 2.3 and 2.4 below, Guarantor hereby unconditionally and absolutely guarantees to Buyer and its successors and assigns the full and prompt payment of all amounts due and owing by Seller under the Repurchase Agreement, as and when they shall become due thereunder (the “Guaranteed Obligations”). This is a guaranty of payment and not of collection. The liability of Guarantor hereunder shall be direct and immediate and not conditional or contingent upon the occurrence of any event.
If at any time any amounts shall have become due and payable under the Repurchase Agreement (including but not limited to, (i) Repurchase Price, (ii) any fees due under the Fee Letter, and (iii) indemnification payments pursuant to Section 27 thereof and all reimbursable out-of-pocket expenses incurred by Buyer) and Seller shall not have delivered full and timely payment to Buyer as required by the Repurchase Agreement, Buyer shall notify Guarantor in writing of the amounts that remain due and unpaid (the “Shortfall Amount”). Guarantor shall deliver the Shortfall Amount to Buyer in immediately available funds no later than three (3) Business Days after such notice is received.

2.2    Limitation on Recourse Liability. Notwithstanding anything herein to the contrary, but subject to Sections 2.3 and 2.4 below, the maximum aggregate liability of Guarantor hereunder and under the Repurchase Agreement shall in no event exceed an amount equal to the product of (x) twenty-five percent (25%) and (y) the then currently unpaid aggregate Repurchase Price of all Purchased Assets.
2.3    Recourse Carve-Outs for Losses. In addition to the foregoing, and notwithstanding the limitation on recourse liability set forth in Section 2.2 above, Guarantor hereby irrevocably and unconditionally guarantees and promises to Buyer and its successors and assigns, the prompt and complete payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all actual losses, damages and costs that are incurred by Buyer as a direct or indirect consequence of any of the following events:
(1)any fraud, intentional material misrepresentation, gross negligence, illegal acts or willful misconduct by Seller or Guarantor (collectively, “Obligor(s)”) or any of their respective Affiliates, in connection with the Repurchase Agreement, the Transaction Documents, any Purchased Asset or any certificate, report, financial statement or other instrument or document furnished to Buyer at the time of the closing of the Repurchase Agreement or during the term of the Repurchase Agreement;
(2)    any Obligor’s or any of its Affiliates’ misapplication or misappropriation of any Income or other amounts received from any Purchased Asset;
(3)    either Obligor or any of its Affiliates seeks judicial intervention or injunctive or other equitable relief of any kind or asserts in a

Second Amended and Restated Substitute Guaranty Agreement

pleading filed in connection with a judicial proceeding against Buyer, a defense against the existence of any Event of Default or any remedies pursued by Buyer due to such Event of Default (which is frivolous, brought in bad faith, without merit (in the case of a defense) or unwarranted (in the case of a request for judicial intervention or injunctive or other equitable relief));
(4)    either Obligor or any of its Affiliates voluntarily grants, creates, or consents in writing to the grant or creation of, any Lien, encumbrance or security interest in or on any Purchased Asset or any Collateral, other than, in each case, liens that are permitted by the Transaction Documents;
(5)    any material breach by Obligor, or any of their respective Affiliates, of any representations and warranties contained in any Transaction Document relating to Environmental Laws, or any indemnity for costs incurred by Buyer in connection with the violation of any Environmental Law, the correction of any environmental condition, or the removal of any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any Environmental Law, in each case in any way affecting any or all of the Purchased Assets;
(6)    any Obligor, or any Affiliate thereof attempts at any time, in any court proceeding or otherwise, to (A)  recharacterize any of the Transactions or any of the Transaction Documents as a loan, as a debt or any financing arrangement between or among any Obligor and Buyer, rather than a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended, or (B) assert in writing or in a court proceeding that any of the Transactions is not a “master netting agreement” as such term is defined in Section 101 of Title 11 of the United States Code, as amended, or a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended; and
(7)    any material breach of the separateness covenants contained in the Repurchase Agreement.
(b)    Section 11.8 of the Guaranty is hereby deleted in its entirety and replaced by “[Intentionally Omitted]”.

Section 2.    Reaffirmation of Guaranty. Guarantor has executed this Amendment for the purpose of acknowledging and agreeing that, notwithstanding the execution and delivery of this Amendment and the amendment of the Guaranty hereunder, all of Guarantor’s obligations under the Guaranty remain in full force and effect and the same are hereby irrevocably and unconditionally ratified and confirmed by Guarantor in all respects.
Section 3.    Conditions Precedent. This Amendment and its provision shall become effective upon the execution and delivery of this Amendment by a duly authorized officer of each Seller, Buyer and Guarantor.

Second Amended and Restated Substitute Guaranty Agreement

Section 4.    Agreement Regarding Expenses. Seller agrees to pay Buyer’s reasonable out of pocket expenses (including reasonable legal fees) incurred in connection with the preparation and negotiation of this Amendment promptly (and after Buyer or Buyer’s counsel gives Seller an invoice for such expenses).
Section 5.    Full Force and Effect. Except as expressly modified hereby, all of the terms, covenants and conditions of the Repurchase Agreement and the other Transaction Documents remain unmodified and in full force and effect and are hereby ratified and confirmed by Seller. Any inconsistency between this Amendment and the Guaranty (as it existed before this Amendment) shall be resolved in favor of this Amendment, whether or not this Amendment specifically modifies the particular provision(s) in the Guaranty inconsistent with this Amendment. All references to the “Guaranty” in the Repurchase Agreement or in any of the other Transaction Documents shall mean and refer to the Guaranty as modified and amended hereby.
Section 6.    No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Buyer under the Repurchase Agreement, the Guaranty, any of the other Transaction Documents or any other document, instrument or agreement executed and/or delivered in connection therewith.

Section 7.    Headings. Each of the captions contained in this Amendment are for the convenience of reference only and shall not define or limit the provisions hereof.

Section 8.    Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement. Signatures delivered by email (in PDF format) shall be considered binding with the same force and effect as original signatures.
Section 9.    Governing Law. This Amendment shall be governed in accordance with the terms and provisions of Section 17.1 of the Guaranty.

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Second Amended and Restated Substitute Guaranty Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by its duly authorized representative, as of the day and year first above written.

GUARANTOR

ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation

By:     /s/ Anton Feingold
Name: Anton Feingold
Title: Vice President

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First Amendment to Second Amended and Restated Substitute Guaranty Agreement

SELLER

ACRC LENDER C LLC,
a Delaware limited liability company

By:     /s/ James A. Henderson
Name: James A. Henderson
Title: Chief Executive Officer

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First Amendment to Second Amended and Restated Substitute Guaranty Agreement

BUYER

CITIBANK, N.A.,
a national banking association

By:     /s/ Philip G. Holmes
Name:    Philip G. Holmes
Title: Authorized Signatory

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Second Amended and Restated Substitute Guaranty Agreement